UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      December 17, 2009

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02    Termination of a Material Definitive Agreement

            On December 17, 2009, the Company’s lender, National City Bank, terminated the Promissory Note Modification Agreement, dated February 1, 2009, by and between the Company and National City Bank (the “credit agreement”).

            The credit agreement provided the Company with a secured revolving credit facility of $1,000,000 with interest generally equal to 3.0% per annum plus the one-month LIBOR rate.  Under the terms of this agreement, the Company was required to maintain a tangible net worth of $8,000,000 and a pre-tax interest coverage ratio of not less than 3.0 to 1.0.  Due to its fiscal 2009 loss, the Company was in violation of these covenants at September 30, 2009 and sought a waiver from its lender.  On December 17, 2009, the Company’s lender advised it that it declined to waive these violations and had elected to terminate the credit agreement, which was scheduled to expire in February 2010.

            The Company had no outstanding borrowings under this credit facility at any time during fiscal 2009 or at the time of its termination. There are no material early termination penalties associated with the termination of the agreement.

            Hickok Incorporated issued a news release announcing this termination. The news release is furnished herewith as Exhibit 99.1.

Item 2.02    Results of Operations and Financial Condition

            On December 23, 2009, Hickok Incorporated issued a news release announcing results for the fourth quarter and its fiscal year ended September 30, 2009. The news release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

            99.1 News Release, dated December 23, 2009

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    December 23, 2009

EXHIBIT  INDEX

            Exhibit                Description of Exhibit

            99.1                    News Release, dated December 23, 2009